UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

Eterna Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2024, at the closing of the Common Stock Private Placement (as such term is defined in Item 8.01), Eterna Therapeutics Inc. (the “Company,” “we,” “us,” or “our”) entered into a registration rights agreement with the investors in the Common Stock Private Placement. Under the terms of that agreement, we agreed to file a registration statement with the Securities and Exchange Commission on or prior to November 5, 2024 to register for resale the shares of our common stock issued at, and the shares of our common stock issuable upon exercise of the pre-funded warrants issued at, the closing of the Common Stock Private Placement. We are required to have such registration statement declared effective within 45 days after filing, or 60 days after filing if the registration statement is subject to a full review.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 8.01 of this report related to the September 2024 Transactions (as such term is defined in Item 8.01) is incorporated by reference into this Item 3.02. The securities issued in connection with the closing of each of the September 2024 Transactions were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 3(a)(9) of the Securities Act, Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D of the Securities Act. Each of the investors in the Common Stock Private Placement and the Note Private Placement (as such terms are defined in Item 8.01) represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Each party to an Exchange Agreement (as such term is defined in Item 8.01) represented to the Company that it has not paid or given, and will not pay or give, to any person, any commission or other remuneration, directly or indirectly, for soliciting the exchange of securities thereunder. None of the securities offered in the September 2024 Transactions were offered through any general solicitation by the Company or its representatives. This report is not an offer to sell or a solicitation of an offer to buy any of the securities described herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 29, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal 1: Each of director nominees identified below were elected to the Board of Directors of the Company to hold office until the Company’s 2025 Annual Meeting of Stockholders or until their respective successors are elected and qualified, by the votes set forth below:

	Votes	Votes	Broker
Director	For	Withheld	Non-Votes
James Bristol	2,667,483	231,560	745,500
Dorothy Clarke	2,709,461	189,582	745,500
Peter Cicala	2,855,062	43,981	745,500
Sanjeev Luther	2,695,380	203,663	745,500
William Wexler	2,637,815	261,228	745,500

Proposal 2: The Company’s stockholders ratified, by the votes set forth below, the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
3,605,594	30,079	8,870	—

Proposal 3: The Company’s stockholders approved, by the votes set forth below, for the purpose of complying with the applicable Nasdaq listing rules, the issuance of shares of the Company’s common stock (a) pursuant to a securities purchase agreement dated September 24, 2024, (b) in exchange for outstanding convertible notes, (c) in exchange for outstanding warrants to purchase shares of common stock, and (d) upon conversion of 12% senior convertible notes:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
2,851,941	44,124	2,978	745,500

No other matters were considered or voted upon at the Annual Meeting.

Item 8.01	Other Events.

Closing of Private Placement of Common Stock

As previously reported, on September 24, 2024, we entered into a securities purchase agreement (the “SPA”) with certain accredited investors, pursuant to which we agreed to sell to such investors, and such investors agreed to purchase from us, in a private placement (the “Common Stock Private Placement”), an aggregate of 1,516,994 shares of our common stock (or, in lieu thereof, pre-funded warrants to purchase one share of our common stock) for a purchase price of $0.75 per share of common stock and $0.75 less $0.005 per share of common stock subject to pre-funded warrants. The closing of the Common Stock Private Placement was subject to, in addition to customary conditions, stockholder approval of Proposal 3 at the Annual Meeting, which as described in Item 5.07 above, was obtained (such approval, the “Stockholder Approval”). The closing of the Common Stock Private Placement occurred after the Annual Meeting and in connection therewith we issued an aggregate of 1,401,994 shares of our common stock and a pre-funded warrant to purchase 115,000 shares of our common stock. We received approximately $1.1 million in gross proceeds from the issuance of such securities and we intend to use the net proceeds therefrom for general working capital purposes.

Each pre-funded warrant issued under the SPA has an exercise price of $0.005 per share of common stock, subject to customary adjustments for stock dividends, stock splits, reclassifications and similar corporate events, is exercisable at any time, and will not expire until exercised in full. A holder may not exercise their pre-funded warrant to the extent that the aggregate number of shares of our common stock beneficially owned by such holder, together with any other person whose beneficial ownership of our common stock would or could be aggregated with such holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, immediately after such exercise would exceed 9.99% of the number of shares of our common stock then outstanding.

The description of the pre-funded warrants above and of the registration rights agreement in Item 1.01 of this report does not purport to be complete and is qualified in its entirety by reference to such documents themselves, forms of which are filed as exhibits to this report and are incorporated herein by reference.

Closing of Exchange Transactions

As previously reported, also on September 24, 2024, we entered into exchange agreements (each, an “Exchange Agreement” and together the “Exchange Agreements”) with the holders of: (i) warrants to purchase an aggregate of approximately 4.4 million shares of our common stock we issued in December 2022 with an exercise price of $1.43 per share (the “December 2022 warrants”); (ii) $8.7 million in the aggregate principal amount of convertible notes we issued in July 2023 (the “July 2023 convertible notes”) and warrants to purchase an aggregate of approximately 6.1 million shares of our common stock we issued in July 2023 with an exercise price of $1.43 per share (the “July 2023 warrants”); (iii) $9.2 million in the aggregate principal amount of convertible notes we issued in December 2023 (the “December 2023 convertible notes” and together with the July 2023 convertible notes, the “convertible notes”) and warrants to purchase an aggregate of approximately 9.6 million shares of our common stock we issued in December 2023 with an exercise price of $1.43 per share (the “December 2023 warrants” and together with the December 2022 warrants and the July 2023 warrants, the “warrants”).

As a result of the Stockholder Approval being obtained at the Annual Meeting, in accordance with the terms of the Exchange Agreements: (i) the holders of the warrants exchanged all their warrants for shares of our common stock at an exchange ratio of 0.5 of a share of common stock for every one share of common stock issuable upon exercise of the applicable warrant (rounded up to the nearest whole number), and (ii) the holders of the convertible notes exchanged all their convertible notes for shares of our common stock at an exchange ratio equal to (A) the sum expressed in U.S. dollars of (1) the principal amount of the applicable convertible note, plus (2) all accrued and unpaid interest thereon through the date the applicable convertible note is exchanged plus (3) all interest that would have accrued through, but not including, the maturity date of applicable convertible note if it was outstanding from the date such convertible note is exchanged through its maturity date, divided by (B) $1.00 (rounded up to the nearest whole number) (the “Exchange Transactions”). We issued an aggregate of 38,302,029 shares of our common stock at the closing of the Exchange Transactions.

Conversion of Convertible Notes

As previously reported, also on September 24, 2024, we entered into a note purchase agreement (the “NPA”) with certain accredited investors, pursuant to which we sold to such investors in a private placement (the “Note Private Placement” and together with the Common Stock Private Placement and the Exchange Transactions, the “September 2024 Transactions”), an aggregate principal amount of approximately $3.9 million of 12.0% senior convertible notes (the “bridge notes”).

As a result of the Stockholder Approval being obtained at the Annual Meeting, in accordance with the terms of the bridge notes approximately $3.0 million of the principal amount of the bridge notes plus all accrued and unpaid interest thereon, plus such amount of interest that would have accrued on the principal amount through December 24, 2024, was automatically converted at a conversion price of $0.50 into 6,244,237 shares of our common stock and approximately $0.9 million of the principal amount of the bridge notes plus all accrued and unpaid interest thereon, plus such amount of interest that would have accrued on the principal amount through December 24, 2024, was automatically converted at a conversion price of $0.50 into pre-funded warrants to purchase 1,764,000 shares of our common stock. The terms of the pre-funded warrants issued upon conversion of the bridge notes are substantially the same as the terms of the pre-funded warrants issued under the SPA described above.

Other Matters

Capitalization

After giving effect to the issuance of the shares of our common stock at the closing of each of the September 2024 Transactions: (i) there are outstanding approximately 51.4 million shares of our common stock, pre-funded warrants to purchase approximately 1.9 million shares of our common stock, warrants to purchase approximately 0.4 million shares of our common stock, and outstanding shares of Series A convertible preferred stock convertible into approximately 30.8 thousand shares of our common stock (assuming a conversion price of $5.0717); (ii) except as described in the preceding clause (i), we have no outstanding securities exercisable or exchangeable for, or convertible into, shares of our common stock; and (iii) Charles Cherington, a former member of our board of directors, owns approximately 16.6 million shares of our common stock, or approximately 32% of our outstanding common stock.

Nasdaq Matters

As previously reported, on March 19, 2024, we received a notice from the Listing Qualifications Staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that we were not in compliance with the Nasdaq listing rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”) because we reported stockholders’ equity of less than $2.5 million as of December 31, 2023. The notice had no immediate effect on our Nasdaq listing. Also as previously reported, in May 2024, we submitted a plan to Nasdaq advising of actions we have taken or will take to regain compliance with the Minimum Stockholders’ Equity Rule. Nasdaq accepted our plan and granted us a 180-day extension, or through September 16, 2024, to regain compliance with the Minimum Stockholders’ Equity Rule. On September 17, 2024, also as previously reported, we received a notice from the Staff stating that the Staff has determined that we did not meet the terms of the extension to confirm or demonstrate compliance with the Minimum Stockholders’ Equity Rule by September 16, 2024. We submitted a timely request for a hearing with the Nasdaq’s Hearings Panel to appeal the Staff’s determination. The request stayed the suspension of trading of our common stock and the filing of the Form 25-NSE pending the Hearing Panel’s decision. The hearing is scheduled for November 12, 2024. The Hearings Panel typically issues its decision within 30 days of the hearing.

After giving effect to (i) the reclassification of the debt represented by the convertible notes to equity as a result of the exchange of the convertible notes under the Exchange Agreements, (ii) the receipt of net proceeds we received under the SPA and (iii) the reclassification of the debt represented by the bridge notes to equity as a result of the conversion of the bridge notes into shares of our common stock or pre-funded warrants to purchase shares of our common stock, and after taking into account the savings resulting from the termination of our former sublease, as of the date of the filing of this report, we believe our stockholders’ equity exceeds $2.5 million, and at the hearing, we will present our plan to demonstrate long-term compliance with the Minimum Stockholders’ Equity Rule.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of registration rights agreement, dated as of October 29, 2024, between Eterna Therapeutics Inc. and the other parties thereto

10.2	Form of pre-funded warrant issued on October 29, 2024 under the securities purchase agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the purchaser parties thereto

10.3	Form of pre-funded warrant issued October 29, 2024 upon conversion of 12.0% senior convertible notes issued under the note purchase agreement, dated as of September 24, 2024, between Eterna Therapeutics Inc. and the purchaser parties thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: October 29, 2024	By:	/s/ Sanjeev Luther
Sanjeev Luther
President and Chief Executive Officer

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